EXHIBIT 99.1

Blackline Announces Third Quarter Financial Results

LOS ANGELES, Oct. 29, 2020 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the third quarter ended September 30, 2020.

Therese Tucker, Founder and CEO, commented, “BlackLine delivered strong third quarter results as the demand environment continued to steadily improve. The momentum we are experiencing is validation that finance transformation is mission critical and climbing to the top of the CFO’s priority list.  With our recent acquisition of Rimilia, a leader in accounts receivable automation solutions, BlackLine has expanded its core customer capabilities and total addressable market. We believe there is a very large, untapped opportunity to help companies struggling with manual and unsustainable accounting processes. We remain confident these market dynamics will continue to favor our value proposition.”

Third Quarter 2020 Financial Highlights

  Total GAAP revenues of $90.5 million for the third quarter of 2020, an increase of 21% compared to the third quarter of 2019.
  GAAP net loss attributable to BlackLine of $8.6 million, or $0.15 per share, on 57.1 million weighted average shares outstanding, which compares to a GAAP net loss attributable to BlackLine of $9.2 million in the third quarter of 2019.
  Non-GAAP net income attributable to BlackLine of $15.1 million, or $0.25 per share, on 61.2 million diluted weighted average shares outstanding. This compares with non-GAAP net income attributable to BlackLine of $7.1 million in the third quarter of 2019.
  Operating cash flow of $21.8 million, compared to $9.9 million in the third quarter of 2019.
  Free cash flow of $18.5 million, compared to $7.1 million in the third quarter of 2019.

Key Metrics and Recent Business Highlights

  Added 88 net new customers in the third quarter for a total of 3,226 customers at September 30, 2020.
  Expanded the company’s user base to 282,579 at September 30, 2020.
  Achieved a dollar-based net revenue retention rate of 107% at September 30, 2020.
  Acquired Rimilia to add AI-powered accounts receivable automation to our modern accounting platform.
  Named a ‘Best Place to Work in Los Angeles’ by the Los Angeles Business Journal.
  Recognized as a 2020 Tech Cares Award Winner from TrustRadius for giving back to the finance & accounting community during the COVID-19 pandemic.
  Announced that customer Red Wing Shoe Company, Inc. was named a winner in the 2020 Nucleus Research ROI Award for achieving nearly 400% ROI from BlackLine deployment.
  Added Mel Zeledon, cloud enterprise software veteran, as senior vice president of channels and alliances.

The financial results included in this press release are preliminary and pending final review. Financial results will not be final until BlackLine files its quarterly report on Form 10-Q for the period. Information about the BlackLine’s use of non-GAAP financial measures is provided below under “Use of Non-GAAP Financial Measures.”

Financial Outlook

Fourth Quarter 2020

  Total GAAP revenue is expected to be in the range of $91 million to $92 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $4 million to $5 million, or $0.06 to $0.08 per share on 61.6 million diluted weighted average shares outstanding.

Full Year 2020

  Total GAAP revenue is expected to be in the range of $347.4 million to $348.4 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $37 million to $38 million, or $0.61 to $0.63 per share on 60.7 million diluted weighted average shares outstanding.

Guidance for non-GAAP net income attributable to BlackLine and net income attributable to BlackLine per share does not include the impact of the provision for (benefit from) income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the acquisition in the fourth quarter of 2016 of Runbook B.V. (the “Runbook Acquisition”), amortization of acquired intangible assets primarily resulting from the acquisition of the company by its principal stockholders in 2013 (the “2013 Acquisition”) and the Runbook Acquisition, stock-based compensation, the amortization of debt discount and issuance costs, the change in fair value of contingent consideration, acquisition-related costs, legal settlement gains, costs incurred with our shelf offering, and the adjustment to the value of the redeemable non-controlling interest to the redemption amount.  Reconciliations of non-GAAP net income attributable to BlackLine and net income attributable to BlackLine per share guidance to the most directly comparable U.S. GAAP measures, or net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share, are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from non-GAAP net income attributable to BlackLine and net income attributable to BlackLine per share. The company expects the variability of the above changes could have a significant, and potentially unpredictable, impact on its future GAAP net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share.

Quarterly Conference Call

BlackLine, Inc. will hold a conference call to discuss its third quarter results at 2:00 p.m. Pacific time on Thursday, October 29, 2020. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com. The call can also be accessed domestically at (844) 229-7595 and internationally at (314) 888-4260, passcode 1478236. A telephonic replay will be available through Thursday, November 5, 2020 at (855) 859-2056 or (404) 537-3406, passcode 1478236. A replay of the webcast will be available at https://investors.blackline.com/ for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine
Companies come to BlackLine, Inc. (Nasdaq: BL) because their traditional manual accounting processes are not sustainable. BlackLine’s cloud-based solutions and market-leading customer service help companies move to modern accounting by unifying their data and processes, automating repetitive work, and driving accountability through visibility. BlackLine provides solutions to manage and automate financial close, accounts receivable and intercompany accounting processes, helping large enterprises and midsize companies across all industries do accounting work better, faster, and with more control.

More than 3,200 customers trust BlackLine to help them close faster with complete and accurate results. The company is the pioneer and recognized Leader in Gartner’s 2019 Magic Quadrant for Cloud Financial Close Solutions. Based in Los Angeles, BlackLine also has regional headquarters in London, Singapore, and Sydney. For more information, please visit blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology.  Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance for the fourth quarter and full year of 2020, our expectations for our business, including the demand environment, BlackLine’s addressable market, market position and pipeline, the impact of the COVID-19 pandemic on our business, our market and our industry, and our expectations regarding our acquisition of Rimilia, including the market opportunity and Rimilia’s contribution to our business and financial results.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties.  If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements. These risks and uncertainties include, but are not limited to risks related to the company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the company’s ability to manage growth and scale effectively, including additional headcount and entry into new geographies; the company’s ability to provide successful enhancements, new features and modifications to its software solutions; the company’s ability to develop new products and software solutions and the success of any new product and service introductions; the success of the company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the company’s security measures; a disruption in the company’s hosting network infrastructure; costs and reputational harm that could result from defects in the company’s solution; the loss of any key employees; the impact of the COVID-19 pandemic and related measures taken by governments and private industry; continued strong demand for the company’s software in the United States, Europe, Asia Pacific and Latin America; the company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; changes in the proportion of the company’s customer base that is comprised of enterprise or mid-sized organizations; the company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the company’s intellectual property; the company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable and uncertain macro and regional economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters; the impact of any determination of deficiencies or weaknesses in our internal controls and processes; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on February 27, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements.  Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.  All of the information in this press release is subject to completion of our quarterly review process.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on October 29, 2020 certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP income (loss) from operations, (iv) non-GAAP net income (loss) and non-GAAP net income (loss) per share, (v) and free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.  However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin.  Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenue adjusted for the amortization of acquired developed technology resulting from the 2013 Acquisition and the Runbook Acquisition and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross margin between periods.

Non-GAAP Operating Expenses.  Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense.  Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for the amortization of acquired intangibles primarily resulting from the 2013 Acquisition and the Runbook Acquisition and stock-based compensation.  Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation.  Non-GAAP general and administrative expense is defined as GAAP general and administrative expense as adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration, acquisition-related costs, legal settlement gains, and costs incurred in connection with our shelf offering in the first quarter of 2019.  BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income (Loss) from Operations. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations adjusted for the amortization of acquired intangible assets primarily resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration, acquisition-related costs, legal settlement gains, and costs incurred in connection with our shelf offering in the first quarter of 2019. The company believes that presenting non-GAAP income (loss) from operations is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition and other related costs in order to allow a direct comparison of loss from operations between all periods presented.

Non-GAAP Net Income (Loss) attributable to BlackLine. Non-GAAP net income (loss) is defined as GAAP net income (loss) adjusted for the impact of the provision for (benefit from) income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the 2013 Acquisition and the Runbook Acquisition, amortization of acquired intangible assets resulting primarily from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, the amortization of debt discount and issuance costs from our convertibles notes, the change in the fair value of contingent consideration, acquisition-related costs, legal settlement gains, costs incurred in connection with our shelf offering, and the adjustment to the value of the redeemable non-controlling interest to the redemption amount.  Non-GAAP diluted net income (loss) per common share includes the adjustment for shares resulting from the elimination of stock-based compensation.  The company believes that presenting non-GAAP net income (loss) is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition and other related costs in order to allow a direct comparison of net loss between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by operating activities less cash flows used to purchase property and equipment, capitalized software development, and intangible assets. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the company’s liquidity used by management to evaluate the amount of cash generated by the company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on October 29, 2020 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions.  These operating metrics exclude the impact of Runbook licensed customers and users as these customers did not have an active subscription agreement with BlackLine as of September 30, 2020.

Dollar-based Net Revenue Retention Rate.  Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period.  Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement.  BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as an entity with an active subscription agreement as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. In an instance where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer.  BlackLine believes that its ability to expand its customer base is an indicator of the company’s market penetration and the growth of its business.

Number of Users. Historically, BlackLine’s products were priced based on the number of users of its platform. Over time, the company has begun to sell an increasing number of non-user based products with fixed or transaction-based pricing.  For this reason, we believe the growth in the number of total users is less correlated to the growth of the business overall.

Media Contact:
BlackLine
Kimberly Uberti
Kimberly.uberti@blackline.com

Investor Relations Contact:
BlackLine
Alexandra Geller
Alex.geller@blackline.com

BlackLine, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$408,070	$120,232
Marketable securities	117,433	487,515
Accounts receivable, net of allowance	91,137	102,829
Prepaid expenses and other current assets	137,474	12,830
Total current assets	754,114	723,406
Capitalized software development costs, net	13,925	10,032
Property and equipment, net	10,787	13,024
Intangible assets, net	15,066	17,520
Goodwill	185,138	185,138
Operating lease right-of-use assets	9,274	12,549
Other assets	58,436	52,883
Total assets	$1,046,740	$1,014,552

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Accounts payable	$2,088	$7,401
Accrued expenses and other current liabilities	29,403	30,098
Deferred revenue	165,681	162,552
Short-term portion of operating lease liabilities	4,289	4,938
Short-term portion of contingent consideration	2,008	2,008
Total current liabilities	203,469	206,997
Operating lease liabilities	7,828	10,606
Convertible senior notes, net	401,217	384,343
Contingent consideration	4,206	4,354
Deferred tax liabilities	4,750	4,571
Deferred revenue, noncurrent	72	163
Total liabilities	621,542	611,034

Redeemable non-controlling interest (a)	8,128	4,905

Stockholders' equity:
Common stock	573	559
Additional paid-in capital	605,078	561,275
Accumulated other comprehensive income	568	377
Accumulated deficit	(189,149)	(163,598)
Total stockholders' equity	417,070	398,613

Total liabilities, redeemable non-controlling interest, and stockholders' equity	$1,046,740	$1,014,552

(a) During the third quarter of 2020, the Company identified prior period errors in the calculation of its adjustment to redeemable non-controlling interest of $0.9 million at December 31, 2019. The Company corrected the $1.5 million cumulative prior period error at September 30, 2020, which reduced the carrying value of the redeemable non-controlling interest.

BlackLine, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues
Subscription and support	$84,247	$70,311	$239,149	$197,651
Professional services	6,282	4,614	17,250	11,067
Total revenues	90,529	74,925	256,399	208,718
Cost of revenues
Subscription and support	11,700	11,689	34,708	34,109
Professional services	5,282	3,603	15,082	9,745
Total cost of revenues	16,982	15,292	49,790	43,854
Gross profit	73,547	59,633	206,609	164,864
Operating expenses
Sales and marketing	42,588	41,848	129,199	114,888
Research and development	14,829	11,558	38,423	32,694
General and administrative	18,147	14,088	51,667	40,444
Total operating expenses	75,564	67,494	219,289	188,026
Loss from operations	(2,017)	(7,861)	(12,680)	(23,162)
Other income (expense)
Interest income	648	2,161	4,142	3,590
Interest expense	(5,914)	(3,006)	(17,340)	(3,006)
Other income (expense), net	(5,266)	(845)	(13,198)	584
Loss before income taxes	(7,283)	(8,706)	(25,878)	(22,578)
Provision for income taxes (a)	438	170	754	856
Net loss	(7,721)	(8,876)	(26,632)	(23,434)
Net loss attributable to non-controlling interest	(425)	(509)	(1,081)	(978)
Adjustment attributable to non-controlling interest (b)	1,319	839	4,239	893
Net loss attributable to BlackLine, Inc. (b)	$(8,615)	$(9,206)	$(29,790)	$(23,349)

Basic net loss attributable to BlackLine, Inc. per share:
Basic net loss attributable to BlackLine, Inc. per share (b)	$(0.15)	$(0.17)	$(0.53)	$(0.42)
Shares used to calculate basic net loss per share	57,063	55,480	56,619	55,164
Diluted net loss attributable to BlackLine, Inc. per share:
Diluted net loss attributable to BlackLine, Inc. per share (b)	$(0.15)	$(0.17)	$(0.53)	$(0.42)
Shares used to calculate diluted net loss per share	57,063	55,480	56,619	55,164

(a) During the fourth quarter of 2019 the Company identified prior period errors related to its provision for income taxes that were calculated in connection with the adoption of ASC 606, Revenue from Contracts and Customers. Although management has concluded that such errors were immaterial to the previously issued financial statements, the Company is revising its 2019 unaudited quarterly financial statements. The quarter ended September 30, 2019 condensed consolidated financial information included herein has also been revised to reflect a decrease in tax expense and a corresponding increase in net income of $36,000. The nine months ended September 30, 2019 condensed consolidated financial information included herein has also been revised to reflect an increase in tax expense and a corresponding decrease in net income of $0.3 million.

(b) During the third quarter of 2020, the Company identified that commencing in 2019 it had incorrectly calculated its quarterly adjustment to the carrying value of its redeemable non-controlling interest with a corresponding impact to net loss attributable to BlackLine, Inc., adjustment attributable to non-controlling interest, and basic and diluted net loss per share attributable to BlackLine, Inc. Such errors resulted in the $0.4 million ($0.01 per diluted share) overstatement of net loss attributable to BlackLine, Inc. for the quarter and nine months ended September 30, 2019, respectively. The Company corrected the cumulative impact of such prior period errors as an out-of-period adjustment in the quarter and nine months ended September 30, 2020, which resulted in the understatement of net loss attributable to BlackLine, Inc. of $1.5 million ($0.03 per diluted share) and $0.9 million ($0.02 per diluted share) in the quarter and nine months ended September 30, 2020, respectively.

BlackLine, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to BlackLine, Inc.	$(8,615)	$(9,206)	$(29,790)	$(23,349)
Net loss and adjustment attributable to redeemable non-controlling interest	894	330	3,158	(85)
Net loss	(7,721)	(8,876)	(26,632)	(23,434)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,178	5,327	14,615	16,803
Change in fair value of contingent consideration	(72)	129	(148)	313
Amortization of debt discount and issuance costs	5,758	2,923	16,874	2,923
Stock-based compensation	13,326	10,141	35,398	24,605
Noncash lease expense	1,186	1,217	3,557	3,677
(Accretion) amortization of purchase discounts/premiums on marketable securities, net	301	(100)	(333)	(873)
Net foreign currency (gains) losses	(237)	137	(275)	138
Deferred income taxes	17	154	179	737
Provision for doubtful accounts receivable	588	84	728	157
Changes in operating assets and liabilities
Accounts receivable	6,797	(3,184)	11,202	(7,455)
Prepaid expenses and other current assets	(744)	528	(3,260)	3,129
Other assets	(2,136)	(2,011)	(5,542)	(9,647)
Accounts payable	(3,891)	(525)	(4,569)	(1,591)
Accrued expenses and other current liabilities	6,525	5,361	(1,175)	1,044
Deferred revenue	(1,743)	(152)	3,038	14,971
Operating lease liabilities	(1,343)	(1,299)	(3,734)	(3,997)
Net cash provided by operating activities	21,789	9,854	39,923	21,500

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	—	(23,737)	(116,400)	(93,259)
Proceeds from maturities of marketable securities	36,723	20,150	460,982	95,138
Proceeds from sales of marketable securities	—	17,279	25,959	17,279
Capitalized software development costs	(2,844)	(1,152)	(7,838)	(3,751)
Purchases of property and equipment	(291)	(1,472)	(2,515)	(3,461)
Purchases of intangible assets	—	—	(2,333)	—
Cash paid for pending acquisition	(121,433)	—	(121,433)	—
Net cash provided by (used in) investing activities	(87,845)	11,068	236,422	11,946

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	487,163	—	487,163
Purchase of capped calls related to convertible senior notes	—	(46,150)	—	(46,150)
Proceeds from employee stock purchase plan	—	—	3,608	2,552
Proceeds from exercises of stock options	3,871	3,806	14,287	8,371
Acquisition of common stock for tax withholding obligations	(1,272)	(784)	(6,128)	(3,372)
Financed purchases of property and equipment	(169)	(169)	(394)	(314)
Net cash provided by financing activities	2,430	443,866	11,373	448,250

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	88	144	130	308
Net increase (decrease) in cash, cash equivalents, and restricted cash	(63,538)	464,932	287,848	482,004
Cash, cash equivalents, and restricted cash, beginning of period	471,888	63,527	120,502	46,455
Cash, cash equivalents, and restricted cash, end of period	$408,350	$528,459	$408,350	$528,459

Cash and cash equivalents at end of period	$408,070	$528,197	$408,070	$528,197
Restricted cash included within prepaid expenses and other current assets at end of period	19	19	19	19
Restricted cash included within other assets at end of period	261	243	261	243
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$408,350	$528,459	$408,350	$528,459

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Non-GAAP Gross Profit
Gross profit	$73,547	$59,633	$206,609	$164,864
Amortization of developed technology	176	1,199	527	4,622
Stock-based compensation	1,871	1,431	4,900	3,478
Total Non-GAAP Gross Profit	$75,594	$62,263	$212,036	$172,964
Gross margin	81.2%	79.6%	80.6%	79.0%
Non-GAAP gross margin	83.5%	83.1%	82.7%	82.9%

Non-GAAP Operating Income:
Loss from operations	$(2,017)	$(7,861)	$(12,680)	$(23,162)
Amortization of intangible assets	1,622	2,566	4,787	8,722
Stock-based compensation	13,326	10,141	35,398	24,605
Change in fair value of contingent consideration	(72)	129	(148)	313
Acquisition-related costs	1,790	—	1,790	—
Legal settlement gains	—	(380)	—	(380)
Shelf offering costs	—	—	—	212
Total non-GAAP operating income	$14,649	$4,595	$29,147	$10,310

Non-GAAP Net Income Attributable to BlackLine, Inc.
Net loss attributable to BlackLine, Inc. (a)	$(8,615)	$(9,206)	$(29,790)	$(23,349)
Provision for (benefit from) income taxes	(61)	53	(149)	35
Amortization of intangible assets	1,622	2,566	4,787	8,722
Stock-based compensation	13,326	10,141	35,398	24,605
Amortization of debt discount and issuance costs	5,758	2,923	16,874	2,923
Change in fair value of contingent consideration	(72)	129	(148)	313
Acquisition-related costs	1,790	—	1,790	—
Legal settlement gains	—	(380)	—	(380)
Shelf offering costs	—	—	—	212
Adjustment to redeemable non-controlling interest (a)	1,319	839	4,239	893
Total non-GAAP net income attributable to BlackLine, Inc.	$15,067	$7,065	$33,001	$13,974
Basic non-GAAP net income attributable to BlackLine, Inc. per share:
Basic non-GAAP net income attributable to BlackLine, Inc. per share	$0.26	$0.13	$0.58	$0.25
Shares used to calculate basic non-GAAP net income per share	57,063	55,480	56,619	55,164
Diluted non-GAAP net income attributable to BlackLine, Inc. per share:
Diluted non-GAAP net income attributable to BlackLine, Inc. per share	$0.25	$0.12	$0.55	$0.24
Shares used to calculate diluted non-GAAP net income per share	61,213	59,048	60,445	58,599

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$42,588	$41,848	$129,199	$114,888
Amortization of intangible assets	(968)	(968)	(2,905)	(2,904)
Stock-based compensation	(5,675)	(4,522)	(15,645)	(11,074)
Total non-GAAP sales and marketing expense	$35,945	$36,358	$110,649	$100,910

Non-GAAP Research and Development Expense:
Research and development expense	$14,829	$11,558	$38,423	$32,694
Stock-based compensation	(1,954)	(1,452)	(4,918)	(3,631)
Total non-GAAP research and development expense	$12,875	$10,106	$33,505	$29,063

Non-GAAP General and Administrative Expense:
General and administrative expense	$18,147	$14,088	$51,667	$40,444
Amortization of intangible assets	(478)	(399)	(1,355)	(1,196)
Stock-based compensation	(3,826)	(2,736)	(9,935)	(6,422)
Change in fair value of contingent consideration	72	(129)	148	(313)
Acquisition-related costs	(1,790)	—	(1,790)	—
Legal settlement gains	—	380	—	380
Shelf offering costs	—	—	—	(212)
Total non-GAAP general and administrative expense	$12,125	$11,204	$38,735	$32,681

Total Non-GAAP Operating Expenses	$60,945	$57,668	$182,889	$162,654

Free Cash Flow
Net cash provided by operating activities	$21,789	$9,854	$39,923	$21,500
Capitalized software development costs	(2,844)	(1,152)	(7,838)	(3,751)
Purchases of property and equipment	(291)	(1,472)	(2,515)	(3,461)
Financed purchases of property and equipment	(169)	(169)	(394)	(314)
Purchases of intangible assets	—	—	(2,333)	—
Free cash flow	$18,485	$7,061	$26,843	$13,974

(a) During the third quarter of 2020, the Company identified that commencing in 2019 it had incorrectly calculated its quarterly adjustment to the carrying value of its redeemable non-controlling interest with a corresponding impact to net loss attributable to BlackLine, Inc., adjustment attributable to non-controlling interest, and basic and diluted net loss per share attributable to BlackLine, Inc. Such errors resulted in the $0.4 million ($0.01 per diluted share) overstatement of net loss attributable to BlackLine, Inc. for the quarter and nine months ended September 30, 2019, respectively. The Company corrected the cumulative impact of such prior period errors as an out-of-period adjustment in the quarter and nine months ended September 30, 2020, which resulted in the understatement of net loss attributable to BlackLine, Inc. of $1.5 million ($0.03 per diluted share) and $0.9 million ($0.02 per diluted share) in the quarter and nine months ended September 30, 2020, respectively.